Exhibit 99.1

Contact:                 Dan Yarbrough, Vice President of Investor Relations
danyarbrough@orthofix.com
(617) 912-2903

Orthofix International to Make Partial Debt Repayment Ahead of Schedule

Boston, MA, – (BUSINESS WIRE) – Dec 17, 2008 – Orthofix International N.V. (NASDAQ: OFIX) (the Company) announced today the Company has given notice to its lenders that in addition to its regularly scheduled payments it intends to make a $10 million debt prepayment on December 29th in advance of the scheduled maturity, permanently reducing its current credit facility by that amount.

Orthofix Executive Vice President and Chief Financial Officer Bob Vaters stated, “This is a good time to begin deleveraging our balance sheet.  The improving outlook at Blackstone, along with more normalized capital expenditures and the completion of purchases of Trinity® inventory under the current distribution agreement with NuVasive, Inc., contributed to our decision to make a prepayment. With expected continued cash flow improvements we will look for additional opportunities to pay down debt early, increasing the Company’s flexibility to execute its operating plan.”

Following recent leadership changes at the Company’s Blackstone business, the Company has implemented a number of initiatives intended to rationalize expenditures and improve the supply chain.  The Company has also begun the limited market release of two new products, the Firebird™ pedicle screw system and the PILLAR™ SA interbody device, which are expected to be fully launched within the U.S. during the first quarter of 2009.

Additionally, earlier this week Orthofix and the Musculoskeletal Transplant Foundation announced the completion of the major development milestone related to Trinity Evolution™, a new stem cell-based allograft, and accelerated the expected launch date of this new product to the first half of 2009.  These and other planned new product introductions have created an improved outlook within the Company’s network of independent U.S. spine distributors.

About Orthofix

Orthofix International, N.V., a global medical device company, offers a broad line of minimally invasive surgical, and non-surgical, products for the spine, orthopedic, and sports medicine market sectors that address the lifelong bone-and-joint health needs of patients of all ages–helping them achieve a more active and mobile lifestyle. Orthofix’s products are widely distributed around the world to orthopedic surgeons and patients via Orthofix’s sales representatives and its subsidiaries, including BREG, Inc. and Blackstone Medical, Inc., and via partnerships with other leading orthopedic product companies. In addition, Orthofix is collaborating in R&D partnerships with leading medical institutions such as the Orthopedic Research and Education Foundation, Rutgers University, the Cleveland Clinic Foundation, Texas Scottish Rite Hospital for Children and National Osteoporosis Institute. For more information about Orthofix, please visit www.orthofix.com.

Forward-Looking Statements

This communication contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements, which may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix and its subsidiaries and are based on management’s current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

Factors that could cause or contribute to such differences may include, but are not limited to, risks relating to the expected sales of its products, including recently launched products, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, risks relating to the protection of intellectual property, changes to the reimbursement policies of third parties, changes to and interpretation of governmental regulation of medical devices, the impact of competitive products, changes to the competitive environment, the acceptance of new products in the market, conditions of the orthopedic industry and the economy, corporate development and market development activities, including acquisitions or divestitures, unexpected costs or operating unit performance related to recent acquisitions and other factors described in our annual report on Form 10-K and other periodic reports filed by the Company with the Securities and Exchange Commission.